Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the American Stores Company 1997A Stock Option and Stock Award Plan of our report dated March 17, 1999, with respect to the consolidated financial statements of American Stores Company, included in its Annual Report (Form 10-K) for the year ended January 30, 1999 filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP

Salt Lake City, Utah
June 16, 1999